Exhibit 99.1

Hippo Completes Business Combination with Reinvent Technology Partners Z to Become Publicly Traded Company

Expects more than $550 million raised to execute on growth plans in continuing to lead the transformation of the home insurance industry

PALO ALTO, Calif., August 2, 2021 — Hippo Holdings Inc. (“Hippo”), the home insurance group that created a new standard of care and protection for homeowners, today announced the completion of its previously announced business combination with Reinvent Technology Partners Z (“RTPZ”) (NYSE: RTPZ), a publicly traded special purpose acquisition company that takes a “venture capital at scale” approach. Hippo’s common stock and warrants trade today under the symbols “RTPZ” and “RTPZ.WS,” respectively, and begin trading tomorrow on the New York Stock Exchange (“NYSE”) under the ticker symbols “HIPO” and “HIPO.WS,” respectively.

In connection with the transaction, Hippo expects to receive more than $550 million in cash proceeds, net of fees and expenses funded in conjunction with the closing of the business combination, which includes the proceeds from a previously announced private placement of common stock. The proceeds will be used to fuel growth, market expansion and development of new product offerings, as well as accelerate Hippo’s plans to expand geographically and create the first-of-its-kind vertically integrated, end-to-end home protection and insurance platform.

As a well-capitalized public company, Hippo is even better positioned to transform the home insurance industry with its unique end-to-end home protection and home insurance platform. Chief Executive Officer and Co-Founder Assaf Wand, along with the Hippo management team, will continue to lead the company.

“Today’s important milestone showcases the tremendous progress we’ve made in our pursuit to revolutionize home insurance through the lens of the homeowner,” said Assaf Wand, Founder and CEO of Hippo. “We are excited to embark on this next phase of Hippo’s journey as we modernize the home insurance industry and bring joy back into homeownership.”

“We are thrilled to close our business combination with Hippo and look forward to this next chapter in transforming homeowner’s insurance with Hippo’s digital-first set of offerings,” said Reid Hoffman, LinkedIn Co-Founder and Co-Lead Director of RTPZ. “Assaf and his world-class team are well positioned to modernize a massive market that is ripe for disruption through Hippo’s leading technology and insurance expertise.”

To memorialize the completion of the business combination, Hippo will be ringing the opening bell at the NYSE at 9:30 a.m. ET on August 3, 2021. A live stream of the event and replay can be accessed by visiting https://www.nyse.com/bell.

Advisors

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are acting as co-financial advisors to Hippo and Latham & Watkins LLP is acting as its legal counsel. Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC also acted as joint placement agents on the PIPE transaction. Barclays is acting as financial advisor to Reinvent and Sullivan & Cromwell LLP is serving as its legal counsel.

About Hippo

Hippo Insurance Services offers a different kind of home insurance, built from the ground up to provide a new standard of care and protection for homeowners. Our goal is to make homes safer and better protected so customers spend less time worrying about the burdens of homeownership and more time enjoying their homes and the life within. Harnessing real-time data, smart home technology, and a growing suite of home services, we are creating the first integrated home protection platform. Hippo is headquartered in Palo Alto, California with offices in Austin and Dallas, Texas, and insurance products available to more than 80 percent of U.S. homeowners in 37 states. Hippo Insurance Services is a licensed property casualty insurance agent with products underwritten by various insurance companies. For more information, including licensing information, visit http://www.hippo.com.

About RTPZ

RTPZ is a special purpose acquisition company led by Reid Hoffman, Mark Pincus, and Michael Thompson, that takes a “venture capital at scale” approach. RTPZ was formed to support a technology business to innovate and achieve entrepreneurship at scale by leveraging its team’s operating expertise as founders of iconic technology companies, their experience building companies as advisors and board members, and the capital raised in its initial public offering.

Forward Looking Statements

This communication may be deemed to include certain forward-looking statements within the meaning of the federal securities laws with respect to the transaction between RTPZ and Hippo. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the effect of the announcement of the transaction on Hippo’s business relationships, operating results, and business generally; (ii) risks that the proposed transaction disrupts current plans and operations of Hippo and potential difficulties in Hippo employee retention as a result of the transaction; (iii) the outcome of any legal proceedings that may be instituted against Hippo or against RTPZ related to the Merger Agreement or the proposed transaction; (iv) the ability to maintain the listing of Hippo’s securities on a national securities exchange; (v) the potential volatility of the price of Hippo’s securities due to a variety of factors, including changes in the competitive and highly regulated industry in which Hippo plans to operate or Hippo operates, variations in operating performance across competitors, changes in laws and regulations affecting Hippo’s business, and changes in the combined capital structure; (vi) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities; (vii) changes in domestic and foreign business, market, financial, political, and legal conditions; (viii) natural or man-made catastrophes such as wildfires, hurricanes, typhoons, earthquakes, floods, climate change (including effects on weather patterns, greenhouse gases, sea, land and air temperatures, sea levels, and rain and snow), nuclear accidents, pandemics (including COVID-19), or terrorism or civil unrest; (ix) the continued impact of COVID-19 and related risks; (x) the ability to collect reinsurance recoverable, credit developments of reinsurers, and any delays with respect thereto and changes in the cost, quality, or availability of reinsurance; (xi) the actual amount of new and renewal business, market acceptance of products, and risks associated with the introduction of new products and services and entering new markets; (xii) the ability to increase the use of data analytics and technology; and (xiii) the ability to attract, retain, and expand Hippo’s customer base. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of RTPZ’s registration statement on Form S-4 (File No. 333-254691). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Hippo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Hippo gives no assurance that the combined company will achieve its expectations.

Investor Contacts:

Hippo: Chris Mammone, The Blueshirt Group for Hippo

investors@hippo.com

Media Contacts:

Hippo: Andrea Collins, Vice President, Marketing

press@hippo.com

RTPZ: Ed Trissel / Scott Bisang

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449